EXHIBIT 4.15

                              TRANSFER CERTIFICATE


To:         Mitsubishi Corporation (UK) PLC
            Bow Bells House
            Bread Street
            London
            EC4M 9BQ

Attention:  General Manager, Machinery Department


PETRODRILL SIX LIMITED
US$160,000,000 LOAN AGREEMENT DATED DECEMBER 19, 1998

1. This Transfer Certificate relates to the above loan agreement (the "LOAN AGREEMENT," which term shall include any amendments or supplements thereto), and the other Security Documents referred to therein. Terms defined in the Loan Agreement have the same meaning in this Transfer Certificate.

      In this Transfer Certificate:

      "EXISTING LENDER" means Petro Dia Four S.A., a company incorporated under the laws of Panama, whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama.

      "MC1" means Petro Dia Three S.A., a company incorporated under the laws of Panama, whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama.

      "TRANSFEREE" means Amethyst Financial Company Limited, a company incorporated under the laws of the British Virgin Islands, whose registered office is at c/o Arias Fabrega and Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands.

2. The Existing Lender (i) confirms that the details in the Schedule to this Transfer Certificate under the heading "RIGHTS TO BE ASSIGNED AND/OR OBLIGATIONS TO BE NOVATED" accurately summarizes the Outstandings which are to be assigned and/or Commitments which are to be novated by this Transfer Certificate and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the Schedule hereto of, as the case may be, such Outstandings and/or its Commitment by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Loan Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 15 (Transfers) of the Loan Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    The Transferee:

      (a) confirms that it has received a copy of the Loan Agreement together with such other documents and information as it has requested in connection with this transaction;

      (b) confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy or completeness of any such documents or information;

      (c) confirms and agrees that it has not relied and will not rely on any of the Existing Lender, the Agents, or the other Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affair, status or nature of the Borrower or any other party to the Security Documents, and has not relied and will not rely on any of the Existing Lender, the Agents or the other Lenders to ensure that the Borrower or any other party to the Security Documents are not in breach of or default under any of the same;

      (d) if not already a Lender, appoints the Agents to act as its agents as provided in the Loan Agreement and the Security Trust Deed and agrees to be bound by the Loan Agreement (including, but not limited to, Clause 15 (Transfer)); and

      (e) confirms that it shall not, by virtue of the transfer effected by this Transfer Certificate or otherwise, have or acquire any right or interest in the Floor Guarantee, the entire benefit of which is and will remain vested in MC1 for its own account absolutely.

5. The Transferee undertakes with the Existing Lender and each of the other parties to the Loan Agreement that it will perform, in accordance with their terms, all those obligations which, by the terms of the Loan Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6. On execution of this Transfer Certificate by the Facility Agent on their behalf and by their execution of this Transfer Certificate, each of the Borrower, the Lenders and the Agents accept the Transferee as a party to the Loan Agreement in substitution for the Existing Lender with respect to all those rights and obligations which, by the terms of the Loan Agreement and other Security Documents, will be transferred to or assumed by the Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent. For the avoidance of doubt, MC1 accepts and approves the Transferee as a Qualifying Lender to be a party to the Loan Agreement in substitution for the Existing Lender with respect to all those rights and obligations which, by the terms of the Loan Agreement and other Security Documents, will be transferred to or assumed by the Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

7.    None of the Existing Lender, the other Lenders or the Agents:

      (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Loan Agreement and the Security Documents or the Project Documents, or with respect to whether the Borrower, the Guarantors or any other party to the Security Documents or the Project Documents has complied with its obligations thereunder (including, without limitation, under Clause 3 (Conditions Precedent) of the Loan Agreement); or

      (b) assumes any responsibility for the financial condition of the Borrower, the Guarantors or any other party to any Security Document or Project Document or any other document or for the performance and observance by the Borrower, the Guarantors or any other party to the Security Documents or Project Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8. The Existing Lender hereby gives notice that nothing herein or in the Loan Agreement (or any document relating thereto) shall oblige the Existing Lender to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever, including, without limitation, the non-performance by the Borrower, the Guarantors or any other party to the Security Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

10. The Transferee warrants and represents to the Facility Agent and each of the Lenders that, by operation of this Transfer Certificate, and, in particular, MC1's approval given under paragraph 6 hereof, it is a Qualifying Lender as defined in Clause 1.1 of the Loan Agreement.

11. Notwithstanding Clause 15.3 of the Loan Agreement, each of the Facility Agent, the Security Agent, the Borrower and the Lenders hereby agrees that the Transferee may transfer (in accordance with, and subject to, the provisions of Clause 15.4 of the Loan Agreement, except to the extent modified by this Deed to, among other things, eliminate the strict requirement that the transferee be a Qualifying Lender, so that references in such Clause 15.4 to Clause 15.3 of the Loan Agreement or to Qualifying Lender shall be read as so modified) all or any part of the Outstandings, Commitments and other rights and obligations transferred to the Transferee pursuant to this Transfer Certificate (collectively, the "TRANCHE A PARTICIPATIONS") to any person that is a Qualifying Lender or to any other financial institution incorporated in or controlled by persons residing in or with a principal place of business in any country which is a member of OECD managing or owning a minimum of $100 million in assets according to its most recent quarterly balance sheet prepared under generally accepted accounting principles applicable to such institution (each, a "PERMITTED

      LENDER"), and each of the Facility Agent, on behalf of the Borrower, the Lenders and the Agents, and MC1 and MC2 hereby agrees that, in the event that the Transferee exercises the right set forth in this Section 11 to transfer all or any part of the Tranche A Participations to a Permitted Lender, the Facility Agent (on its own behalf and on behalf of the other parties to the relevant Loan Agreement) and MC1 shall counter-sign appropriate Transfer Certificates for such transfer.

                                  THE SCHEDULE

1.    Existing Lender:  Petro Dia Four S.A.

2.    Transferee:  Amethyst Financial Company Limited

3.    Transfer Date:  November 1, 1999

4.    Rights to be Assigned and/or Obligations to be Novated

      Commitment:

            LENDER'S COMMITMENT     FACILITY    PORTION TRANSFERRED
            US$47,000,000           Tranche A   US$47,000,000

      Outstandings:

  AMOUNT OF LENDER'S            FACILITY          DRAWDOWN         PORTION
    PARTICIPATION               FACILITY            DATE         TRANSFERRED

    US$35,487,649.00                Tranche A     12/24/98     US$35,487,649.00
    US$ 2,478,227.00                Tranche A     1/27/99      US$ 2,478,227.00
    US$ 2,445,291.00                Tranche A     2/26/99      US$ 2,445,291.00
    US$   796,372.00                Tranche A     3/26/99      US$   796,372.00
    US$ 1,282,973.38                Tranche A     4/19/99      US$ 1,282,973.38
    US$ 2,524,452.70                Tranche A     6/24/99      US$ 2,524,452.70
    US$ 1,985,034.92                Tranche A     10/29/99     US$ 1,985,034.92
  __________________     ____________________                 _________________
  US$  47,000,000.00                Tranche A                  US$47,000,000.00

5. Transferee's Lending Office details:

      Address:    Amethyst Financial Company Limited
                  c/o Petrodrill Engineering N.V.
                  K.P. van der Mandalelaan 38
                  3062 MB Rotterdam (Brainpark)
                  The Netherlands
                  Attn:  Steve Assiter
      Tel. No.:   +(31) 10 272 2722
      Fax No.:    +(31) 10 272 2727

/s/ YOICHIRO MIYAMOTO                        /s/ EARL W. MCNIEL
---------------------                        ------------------
Petro Dia Four S.A.                          Amethyst Financial Company Limited
Name: Yoichiro Miyamoto                      Name: Earl W. McNiel
Title: Director                              Title: Treasurer


/s/ YOICHIRO MIYAMOTO                        /s/ YOICHIRO MIYAMOTO
---------------------                        ---------------------
Facility Agent for itself and on behalf of   Petro Dia Three S.A.
the Borrower, the Lenders and the Agents     Name: Yoichiro Miyamoto
Name: Yoichiro Miyamoto                      Title: Director
Title: Attorney-in-Fact

/s/ EARL W. MCNIEL                           /s/ YOICHIRO MIYAMOTO
------------------                           ---------------------
Petrodrill Six Limited                       Security Agent
Name: Earl W. McNiel                         Name: Yoichiro Miyamoto
Title: Treasurer                             Title: Attorney-in-Fact